Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by references in the reoffer prospectus constituting a part of this Registration Statement on Form S-8 of our report dated May 4, 2021, relating to the financial statements of Qell Acquisition Corp., which is incorporated by reference in this reoffer prospectus and to the reference to our Firm under the caption “Experts” in the reoffer prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
November 18, 2021